    As filed with the Securities and Exchange Commission on January 16, 2004
                                                           Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         CHARDAN CHINA ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)

           Delaware                          6770                       20-0456115
(State or other jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)     Identification Number)

                              777 South Highway 101
                                    Suite 105
                         Solana Beach, California 92075
                                 (858) 847-9000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                             Dr. Richard D. Propper
                              Chairman of the Board
                              777 South Highway 101
                                    Suite 105
                         Solana Beach, California 92075
                                 (858) 847-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:

 David Alan Miller, Esq.                               Ralph W. Norton, Esq.
     Graubard Miller                                    Davis & Gilbert LLP
     600 Third Avenue                                      1740 Broadway
 New York, New York 10016                             New York, New York 10019
      (212) 818-8800                                       (212) 468-4800
(212) 818-8881 - Facsimile                           (212) 468-4888 - Facsimile

                              --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================

                                                                 Proposed              Proposed
                                                                  Maximum              Maximum             Amount of
      Title of each Class of             Amount being       Offering Price Per    Aggregate Offering      Registration
     Security being registered            Registered            Security(1)            Price(1)               Fee
--------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one
share of Common Stock, $.0001 par          3,450,000 Units         $6.00                  $20,700,000           $1,674.63
value, and two Warrants (2)
--------------------------------------------------------------------------------------------------------------------------

Shares of Common Stock included as
part of the Units(2)                      3,450,000 Shares        -------              -------             -------(3)
--------------------------------------------------------------------------------------------------------------------------

Warrants included as part of the
Units(2)                                6,900,000 Warrants        -------              -------             -------(3)
--------------------------------------------------------------------------------------------------------------------------

Shares of Common Stock underlying
the Warrants included in the              6,900,000 Shares         $5.00                  $34,500,000           $2,791.05
Units(4)
--------------------------------------------------------------------------------------------------------------------------

Representative's Unit Purchase
Option                                                   1         $100                          $100      -------(3)
--------------------------------------------------------------------------------------------------------------------------

Units underlying the
Representative's Unit Purchase
Option ("Underwriter's Units")(4)            300,000 Units         $6.60                   $1,980,000             $160.18
--------------------------------------------------------------------------------------------------------------------------

Shares of Common Stock included as
part of the Underwriter's Units(4)          300,000 Shares        -------              -------             -------(3)
--------------------------------------------------------------------------------------------------------------------------

Warrants included as part of the
Representative's Units(4)                 600,000 Warrants        -------              -------             -------(3)
--------------------------------------------------------------------------------------------------------------------------

Shares of Common Stock underlying
the Warrants included in the
Representative's Units(4)                   600,000 Shares         $5.00                   $3,000,000             $242.70
--------------------------------------------------------------------------------------------------------------------------

         Total                                                                            $60,180,100           $4,868.56
===========================================================================================================================

------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Includes 450,000 Units and 450,000 shares of Common Stock and 900,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)  No fee pursuant to Rule 457(g).

(4) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

                              --------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             PRELIMINARY PROSPECTUS
                     SUBJECT TO COMPLETION, JANUARY 16, 2004
PROSPECTUS
                                   $18,000,000

                         CHARDAN CHINA ACQUISITION CORP.

                                 3,000,000 UNITS

         Chardan China Acquisition Corp. is a newly organized Specified Purpose Acquisition Company(TM), or SPAC(TM). A "Specified Purpose Acquisition Company" or "SPAC" is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in a specified industry. Our objective is to acquire an operating business that has its primary operating facilities located in the People's Republic of China.

         This is an initial public offering of our securities. Each unit consists of:

         o    one share of our common stock; and

         o    two warrants.

         Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or _______ __, 2005 [ONE YEAR FROM THE DATE OF THIS PROSPECTUS], and will expire on ________ __, 2008 [FOUR YEARS FROM THE DATE OF THIS PROSPECTUS], or earlier upon redemption.

         We have granted the underwriters a 45-day option to purchase up to 450,000 additional units solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

         There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol _______ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols ______ and _____, respectively.

         INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                          Public          Underwriting discount      Proceeds, before
                                      offering price       and commissions(1)         expenses, to us
                                      --------------       ------------------         ---------------
Per unit.........................         $6.00                   $0.60                    $5.40
Total............................      $18,000,000             $1,800,000               $16,200,000

(1) Includes a non-accountable expense allowance in the amount of 3% of the gross proceeds, or $0.18 per unit ($540,000 in total) payable to EarlyBirdCapital, Inc.

         Of the net proceeds we receive from this offering, $15,300,000 ($5.10 per unit) will be deposited into trust with American Stock Transfer & Trust Company acting as trustee.

         We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about __________ ____, 2004.

                             EARLYBIRDCAPITAL, INC.

                             ___________ ____, 2004

                                TABLE OF CONTENTS

                                                                           Page
Prospectus Summary............................................................1
Summary Financial Data........................................................8
Risk Factors..................................................................9
Use of Proceeds..............................................................21
Dilution.....................................................................23
Capitalization...............................................................24
Management's Discussion and Analysis
of Financial Condition and Results of Operations.............................25
Proposed Business............................................................27
Management...................................................................37
Principal Stockholders.......................................................41
Certain Transactions.........................................................43
Description Of Securities....................................................44
Underwriting.................................................................49
Legal Matters................................................................54
Experts......................................................................54
Where You Can Find Additional Information....................................54
Index to Financial Statements...............................................F-1

                            -------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

         "SPECIFIED PURPOSE ACQUISITION COMPANY(TM)" AND "SPAC(TM)" ARE SERVICE MARKS OF EARLYBIRDCAPITAL, INC.

                            -------------------------

                               PROSPECTUS SUMMARY

         This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to Chardan China Acquisition Corp. Unless otherwise specified, references to "China" or the "PRC" refer to the People's Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but does not include Taiwan. Additionally, unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

         We are a blank check company known as a Specified Purpose Acquisition Company(TM), or SPAC(TM). We were organized under the laws of the State of Delaware on December 5, 2003. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has its primary operating facilities located in China. To date, our efforts have been limited to organizational activities. We will not be able to implement our business plan until the sale of the units offered by this prospectus.

         Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC's political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

         o prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years with forecasted growth of 8% for 2004;

         o limited competition for acquisition opportunities and attractive valuations for target businesses within China;

         o increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity; and

         o favorable labor rates and efficient, low-cost manufacturing capabilities.

We also believe the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. Additionally, China's public equity markets are also not as well developed and active as the equity markets within the United States and are characterized by companies with relatively small market capitalizations and low trading volumes. The equity markets in China are also impacted by evolving regulatory, accounting and disclosure requirements. We believe that our ability to offer access to the United States public equity markets, as well as the capital we will have upon consummation of this offering, should enable us to acquire a target business with growth potential on favorable terms.

         While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination.

         Our offices are located at 777 South Highway 101, Suite 215, Solana Beach, California 92075 and our telephone number is (858) 847-9000.

THE OFFERING

Securities offered:..................................      3,000,000 units, at $6.00 per unit, each unit
                                                           consisting of:

                                                           o    one share of common stock; and

                                                           o    two warrants.

                                                           The units will begin trading on or promptly after
                                                           the date of this prospectus. Each of the common
                                                           stock and warrants may trade separately on the 90th
                                                           day after the date of this prospectus unless
                                                           EarlyBirdCapital determines that an earlier date is
                                                           acceptable. In no event will EarlyBirdCapital allow
                                                           separate trading of the common stock and warrants
                                                           until we file an audited balance sheet reflecting
                                                           our receipt of the gross proceeds of this offering.
                                                           We will file a Current Report on Form 8-K,
                                                           including an audited balance sheet, upon the
                                                           consummation of this offering, which is anticipated
                                                           to take place three business days from the date of
                                                           this prospectus. The audited balance sheet will
                                                           include proceeds we receive from the exercise of
                                                           the over-allotment option if the over-allotment
                                                           option is exercised prior to the filing of the Form
                                                           8-K.

Common stock:
   Number outstanding before this offering...........      750,000 shares

   Number to be outstanding after this offering......      3,750,000 shares

Warrants:

   Number outstanding before this offering...........      0

   Number to be outstanding after this offering......      6,000,000 warrants

   Exercisability....................................      Each warrant is exercisable for one share of common stock.

   Exercise price....................................      $5.00


                                        3

   Exercise period...................................      The warrants will become exercisable on the later of:

                                                           o   the completion of a business combination with a
                                                               target business, or

                                                           o   [________], 2005 [ONE YEAR FROM THE DATE OF THIS
                                                               PROSPECTUS].

                                                           The warrants will expire at 5:00 p.m., New York
                                                           City time, on [________], 2008 [FOUR YEARS FROM THE
                                                           DATE OF THIS PROSPECTUS] or earlier upon
                                                           redemption.

   Redemption........................................      We may redeem the outstanding warrants with
                                                           EarlyBirdCapital's prior consent:

                                                           o   in whole and not in part,

                                                           o   at a price of $.01 per warrant at any time after
                                                               the warrants become exercisable,

                                                           o   upon a minimum of 30 days' prior written notice
                                                               of redemption, and

                                                           o   if, and only if, the last sales price of our
                                                               common stock equals or exceeds $8.50 per share
                                                               for any 20 trading days within a 30 trading day
                                                               period ending three business days before we send
                                                               the notice of redemption.

Proposed OTC Bulletin Board symbols for our:.........

   Units.............................................      [______]

   Common stock......................................      [______]

   Warrants..........................................      [______]


                                        4

Offering proceeds to be held in trust:...............      $15,300,000 of the proceeds of this offering ($5.10
                                                           per unit) will be placed in a trust fund maintained
                                                           by American Stock Transfer & Trust Company,
                                                           pursuant to an agreement to be signed on the date
                                                           of this prospectus. These proceeds will not be
                                                           released until the earlier of the completion of a
                                                           business combination or our liquidation. Therefore,
                                                           unless and until a business combination is
                                                           consummated, the proceeds held in the trust fund
                                                           will not be available for our use for any expenses
                                                           related to this offering or expenses which we may
                                                           incur related to the investigation and selection of
                                                           a target business and the negotiation of an
                                                           agreement to acquire a target business. These
                                                           expenses may be paid prior to a business
                                                           combination only from the net proceeds of this
                                                           offering not held in the trust fund (initially,
                                                           approximately $570,000).

                                                           None of the warrants may be exercised until after
                                                           the consummation of a business combination and,
                                                           thus, after the proceeds of the trust fund have
                                                           been disbursed, the warrant exercise price will be
                                                           paid directly to us.


                                       5


Stockholders must approve business combination:......      We will seek stockholder approval before we effect
                                                           any business combination, even if the nature of the
                                                           acquisition would not ordinarily require
                                                           stockholder approval under applicable state law. In
                                                           connection with the vote required for any business
                                                           combination, all of our existing stockholders,
                                                           including all of our officers and directors, have
                                                           agreed to vote the shares of common stock owned by
                                                           them immediately before this offering in accordance
                                                           with the vote of the public stockholders owning a
                                                           majority of the shares sold in this offering. We
                                                           will proceed with a business combination only if
                                                           the public stockholders who own at least a majority
                                                           of the shares of common stock sold in this offering
                                                           vote in favor of the business combination and
                                                           public stockholders owning less than 20% of the
                                                           shares sold in this offering exercise their
                                                           conversion rights described below.

Conversion rights for stockholders voting to reject
a business combination:................................    Public stockholders voting against a business
                                                           combination will be entitled to convert their stock
                                                           into a pro rata share of the trust fund, including
                                                           any interest earned on their portion of the trust
                                                           fund, if the business combination is approved and
                                                           completed.

Liquidation if no business combination:..............      We will dissolve and promptly distribute only to
                                                           our public stockholders the amount in our trust
                                                           fund plus any remaining net assets if we do not
                                                           effect a business combination within 18 months
                                                           after consummation of this offering (or within 24
                                                           months from the consummation of this offering if a
                                                           letter of intent, agreement in principle or
                                                           definitive agreement has been executed within 18
                                                           months after consummation of this offering and the
                                                           business combination has not yet been consummated
                                                           within such 18 month period).


                                       6

Escrow of management shares:.........................      On the date of this prospectus, all of our existing
                                                           stockholders, including all of our officers and
                                                           directors, will place the shares they owned before
                                                           this offering into an escrow account maintained by
                                                           American Stock Transfer & Trust Company, acting as
                                                           escrow agent. Subject to certain limited
                                                           exceptions, these shares will not be transferable
                                                           during the escrow period and will not be released
                                                           from escrow until [________], 2007 [THREE YEARS
                                                           FROM THE DATE OF THIS PROSPECTUS].

RISKS

         In making your decision on whether to invest in our securities, you should take into account not only the risks of doing business in the PRC and the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider all of the risks set forth in the section entitled "Risk Factors" beginning on page 9 of this prospectus.

                             SUMMARY FINANCIAL DATA

         The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

                                                              DECEMBER 31, 2003
                                                              -----------------
                                                        ACTUAL         AS ADJUSTED
                                                        ------         -----------
BALANCE SHEET DATA:
   Working capital/(deficiency) .................        $   (12)     15,895,000
   Total assets .................................         85,000      15,895,000
   Total liabilities ............................         60,000            --
   Value of common stock which may be
       converted to cash ($5.10 per share) ......           --         3,058,470
   Stockholders' equity .........................         25,000      12,836,530

         The "as adjusted" information gives effect to the sale of the units we are offering and the application of the estimated net proceeds from their sale.

         The working capital and total assets amounts include the $15,300,000 being held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund will be distributed solely to our public stockholders.

         We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 3,000,000 shares sold in this offering, or 599,700 shares of common stock, at an initial per-share conversion price of $5.10, without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to:

         o the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination plus any interest accrued through the record date,

         o divided by the number of shares of common stock sold in the offering.

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND VERY LIMITED RESOURCES AND OUR FINANCIAL STATEMENTS CONTAIN A STATEMENT INDICATING THAT OUR ABILITY TO BEGIN OPERATIONS DEPENDS ON THE SUCCESS OF THIS OFFERING.

         We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business that has its primary operating facilities located in the PRC. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not be able to implement our business plan until the successful sale of the units offered by this prospectus. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

IF WE ARE FORCED TO LIQUIDATE BEFORE A BUSINESS COMBINATION, OUR PUBLIC STOCKHOLDERS WILL RECEIVE LESS THAN $6.00 PER SHARE UPON DISTRIBUTION OF THE TRUST FUND AND OUR WARRANTS WILL EXPIRE WORTHLESS.

         If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Effecting a business combination - Liquidation if no business combination."

YOU WILL NOT BE ENTITLED TO PROTECTIONS NORMALLY AFFORDED TO INVESTORS OF BLANK CHECK COMPANIES.

         Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and our units are being offered at an initial price of $6.00 per unit, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Comparison to offerings of blank check companies" below.

IF THIRD PARTIES BRING CLAIMS AGAINST US, THE PROCEEDS HELD IN TRUST COULD BE REDUCED AND THE PER-SHARE LIQUIDATION PRICE RECEIVED BY STOCKHOLDERS WILL BE LESS THAN $5.10 PER SHARE.

         Our placing of funds in trust may not protect those funds from third party claims against us. The proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders. We cannot assure you that the per-share liquidation price will not be less than $5.10, plus interest, due to claims of creditors. If we liquidate before the completion of a business combination, Dr. Richard D. Propper, our chairman of the board, and Kerry Propper, our executive vice president and a member of our board of directors, will be personally liable under certain circumstances to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us. However, we cannot assure you that Dr. Propper and Mr. Propper will be able to satisfy those obligations.

SINCE WE HAVE NOT YET SELECTED A PARTICULAR INDUSTRY OR ANY TARGET BUSINESS WITH WHICH TO COMPLETE A BUSINESS COMBINATION, WE ARE UNABLE TO CURRENTLY ASCERTAIN THE MERITS OR RISKS OF THE INDUSTRY OR BUSINESS IN WHICH WE MAY ULTIMATELY OPERATE.

         Subject to the limitations that a target business be located in China and have a fair market value of at least 80% of our net assets at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled "Effecting a business combination - We have not identified a target business or target industry."

WE MAY ISSUE SHARES OF OUR CAPITAL STOCK OR DEBT SECURITIES TO COMPLETE A BUSINESS COMBINATION, WHICH WOULD REDUCE THE EQUITY INTEREST OF OUR STOCKHOLDERS AND LIKELY CAUSE A CHANGE IN CONTROL OF OUR OWNERSHIP.

         Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 9,350,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to EarlyBirdCapital, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

         o may significantly reduce the equity interest of investors in this offering;

         o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

         o may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

         o default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

         o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

         o our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

         o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled "Effecting a business combination - Selection of a target business and structuring of a business combination."

IT IS LIKELY THAT OUR CURRENT OFFICERS AND DIRECTORS WILL RESIGN UPON CONSUMMATION OF A BUSINESS COMBINATION AND WE WILL HAVE ONLY LIMITED ABILITY TO EVALUATE THE MANAGEMENT OF THE TARGET BUSINESS.

         Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although it is possible that some of our key personnel will remain associated in various capacities with the target business following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct. Additionally, if we effect a business combination with a company in China, new management may be unfamiliar with its responsibilities under the United States securities laws, which could lead to expensive and time-consuming regulatory issues.

OUR OFFICERS AND DIRECTORS MAY ALLOCATE THEIR TIME TO OTHER BUSINESSES WHICH COULD CAUSE A CONFLICT OF INTEREST AS TO WHICH BUSINESS THEY PRESENT A VIABLE ACQUISITION OPPORTUNITY TO.

         Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. Some of these persons may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they may be affiliated. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

ALL OF OUR OFFICERS AND DIRECTORS OWN SHARES OF OUR SECURITIES WHICH WILL NOT PARTICIPATE IN LIQUIDATION DISTRIBUTIONS AND THEREFORE THEY MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR A BUSINESS COMBINATION.

         All of our officers and directors own stock in our company, but have waived their right to receive distributions upon liquidation. Additionally, Dr. Richard D. Propper has agreed with the representative of the underwriters that he and certain of his affiliates or designees will purchase warrants in the open market following this offering. The shares and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

IF OUR COMMON STOCK BECOMES SUBJECT TO THE SEC'S PENNY STOCK RULES, BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN OUR SECURITIES MAY BE ADVERSELY AFFECTED.

         If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

         o make a special written suitability determination for the purchaser;

         o receive the purchaser's written agreement to a transaction prior to sale;

         o provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

         o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

         If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

IT IS PROBABLE THAT WE WILL ONLY BE ABLE TO COMPLETE ONE BUSINESS COMBINATION, WHICH WILL CAUSE US TO BE SOLELY DEPENDENT ON A SINGLE BUSINESS AND A LIMITED NUMBER OF PRODUCTS OR SERVICES.

         The net proceeds from this offering will provide us with only approximately $15,870,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be:

         o    solely dependent upon the performance of a single business, or

         o dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

BECAUSE OF OUR LIMITED RESOURCES AND THE SIGNIFICANT COMPETITION FOR BUSINESS COMBINATION OPPORTUNITIES, WE MAY NOT BE ABLE TO CONSUMMATE A BUSINESS COMBINATION WITH GROWTH POTENTIAL.

         We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions within the PRC. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

WE MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING, IF REQUIRED, TO COMPLETE A BUSINESS COMBINATION OR TO FUND THE OPERATIONS AND GROWTH OF THE TARGET BUSINESS, WHICH COULD COMPEL US TO RESTRUCTURE THE TRANSACTION OR ABANDON A PARTICULAR BUSINESS COMBINATION.

         Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

OUR EXISTING STOCKHOLDERS, INCLUDING OUR OFFICERS AND DIRECTORS, CONTROL A SUBSTANTIAL INTEREST IN US AND THUS MAY INFLUENCE CERTAIN ACTIONS REQUIRING STOCKHOLDER VOTE.

         Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Our board of directors is divided into three classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

OUR EXISTING STOCKHOLDERS PAID AN AGGREGATE OF $25,000, OR AN AVERAGE OF $0.033 PER SHARE, FOR THEIR SHARES AND, ACCORDINGLY, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE PURCHASE OF OUR COMMON STOCK.

         The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 32.17% or $1.93 per share (the difference between the pro forma net tangible book value per share of $4.07, and the initial offering price of $6.00 per unit).

OUR OUTSTANDING WARRANTS MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF COMMON STOCK AND MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.

         In connection with this offering, as part of the units, we will be issuing warrants to purchase 6,000,000 shares of common stock. We will also issue an option to purchase 300,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 600,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and options could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

IF OUR EXISTING STOCKHOLDERS EXERCISE THEIR REGISTRATION RIGHTS, IT MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OUR COMMON STOCK AND THE EXISTENCE OF THESE RIGHTS MAY MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.

         Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 750,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

IF YOU ARE NOT AN INSTITUTIONAL INVESTOR, YOU MAY PURCHASE OUR SECURITIES IN THIS OFFERING ONLY IF YOU RESIDE WITHIN CERTAIN STATES AND MAY ENGAGE IN RESALE TRANSACTIONS ONLY IN THOSE STATES AND A LIMITED NUMBER OF OTHER JURISDICTIONS.

         We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Delaware, the District of Columbia, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island. If you are not an "institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "State Blue Sky Information" below.

WE INTEND TO HAVE OUR SECURITIES QUOTED ON THE OTC BULLETIN BOARD, WHICH WILL LIMIT THE LIQUIDITY AND PRICE OF OUR SECURITIES MORE THAN IF OUR SECURITIES WERE QUOTED OR LISTED ON THE NASDAQ STOCK MARKET OR A NATIONAL EXCHANGE.

         Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

THE REPRESENTATIVE OF THE UNDERWRITERS IN THE OFFERING WILL NOT MAKE A MARKET FOR OUR SECURITIES WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND PRICE OF OUR SECURITIES.

         EarlyBirdCapital, the representative of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities. However, we believe certain broker-dealers other than EarlyBirdCapital will be making a market in our securities. EarlyBirdCapital not acting as a market maker for our securities may adversely impact the liquidity of our securities.

IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY, WE MAY BE REQUIRED TO INSTITUTE BURDENSOME COMPLIANCE REQUIREMENTS AND OUR ACTIVITIES MAY BE RESTRICTED, WHICH MAY MAKE IT DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.

         If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

         o    restrictions on the nature of our investments; and

         o    restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

         In addition, we may have imposed upon us burdensome requirements, including:

         o    registration as an investment company;

         o    adoption of a specific form of corporate structure; and

         o reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

      RISKS ASSOCIATED WITH OUR ACQUISITION OF A TARGET BUSINESS IN THE PRC

IF THE PRC DOES NOT CONTINUE ITS POLICY OF ECONOMIC REFORMS, OUR OPERATIONS FOLLOWING A BUSINESS COMBINATION MAY BE ADVERSELY AFFECTED.

         The PRC government has been reforming its economic system since the late 1970s. The economy of the PRC has historically been a nationalistic, "planned economy," meaning it has functioned and produced according to governmental plans and pre-set targets or quotas.

However, in recent years, the PRC government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership in business enterprises. Although we believe that the changes adopted by the PRC government have had a positive effect on the economic development of the PRC, additional changes still need to be made. For example, a substantial portion of productive assets in the PRC are still owned by the PRC government. Additionally, the government continues to play a significant role in regulating industrial development. We cannot predict the timing or extent of any future economic reforms that may be proposed.

         A recent positive economic change has been the PRC's entry into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations. It is believed that the PRC's entry will result in a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. However, the PRC has not fully complied with all of its WTO obligations to date, including fully opening its markets to American goods and easing the current trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on China's economy.

IF RELATIONS BETWEEN THE UNITED STATES AND THE PRC DETERIORATE, IT COULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS OPERATIONS FOLLOWING A BUSINESS COMBINATION.

         The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the PRC and the United States.

IF THE PRC IMPOSES RESTRICTIONS TO REDUCE INFLATION, FUTURE ECONOMIC GROWTH IN THE PRC COULD BE SEVERELY CURTAILED.

         While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be effected more severely by such a slowing of economic growth.

ANY DEVALUATION OF CURRENCIES USED IN THE PRC COULD NEGATIVELY IMPACT OUR TARGET BUSINESS' RESULTS OF OPERATIONS.

         Because our objective is to acquire a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. The conversion of Renminbi into foreign currencies such as the dollar has been generally based on rates set by the People's Bank of China, which are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets. The official exchange rate has remained stable over the past several years. However, any devaluation may materially and adversely affect a target business. Recently, the United States and other nations have been pressing China to increase the value of the Renminbi against the dollar and other currencies. If the Renminbi appreciates in value against the dollar prior to the consummation of a business combination, the cost of a target business as measured in dollars will increase.

WE MAY NOT BE ABLE TO ENFORCE OUR RIGHTS WITHIN THE PRC OR ELSEWHERE.

         Chinese law will govern almost all of our target business' material agreements, many of which may be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our operations.

         Additionally, some of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets will be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the Federal securities laws.

IF THE UNITED STATES IMPOSES TRADE SANCTIONS ON THE PRC DUE TO ITS CURRENT CURRENCY POLICIES, OUR TARGET BUSINESS' ABILITY TO SUCCEED IN THE INTERNATIONAL MARKETS MAY BE DIMINISHED.

         The PRC currently "pegs" its currency to the United States dollar. This means that each unit of Chinese currency has a set ratio for which it may be exchanged for United States currency, as opposed to having a floating value like other countries' currencies. This policy is currently under review by policy makers in the United States. Trade groups in the United States have blamed the cheap value of the Chinese currency for causing job losses in American factories, giving exporters an unfair advantage and making its imports expensive. There is increasing pressure for the PRC to change its currency policies to provide for its currency to float freely on international markets, although the PRC has not indicated any intention to change its current policies. As a result, Congress is considering the enactment of a bill that would require the United States treasury secretary to report to Congress whether the PRC is manipulating its currency to gain a trade advantage. If Congress deems this to be the case, tariffs would be imposed on Chinese imports in addition to those already in force. If an additional tariff is imposed, it is possible that China-based companies will no longer maintain significant price advantages over foreign companies, including the United States, on their goods and services. If the PRC is pressured to change its existing currency policies or if the United States or other countries enact laws to penalize the PRC for its existing currency policies, our target companies are likely to be adversely affected since the current competitive advantages that exist as a result of existing currency policies will cease.

BECAUSE ANY TARGET BUSINESS THAT WE ATTEMPT TO COMPLETE A BUSINESS COMBINATION WITH WILL BE REQUIRED TO PROVIDE OUR STOCKHOLDERS WITH FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH AND RECONCILED TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, PROSPECTIVE TARGET BUSINESSES MAY BE LIMITED.

         In accordance with requirements of United States Federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. GAAS, we will not be able to acquire that proposed target business. These financial statements may limit the pool of potential target businesses which we may acquire.

                                 USE OF PROCEEDS

         We estimate that the net proceeds of this offering will be as set forth in the following table:

                                                                        Without Over-            Over-Allotment
                                                                       Allotment Option         Option Exercised
                                                                       ----------------         ----------------
Gross proceeds..................................................         $18,000,000.00           $20,700,000.00

Offering expenses
   Underwriting discount (7% of  gross proceeds)................           1,260,000.00             1,449,000.00
   Underwriting non-accountable expense allowance
         (3% of gross proceeds).................................             540,000.00               621,000.00
   Legal fees and expenses (including blue sky services
         and expenses)..........................................             230,000.00               230,000.00
   Miscellaneous expenses.......................................              43,613.43                43,613.43
   Printing and engraving expenses..............................              25,000.00                25,000.00
   Accounting fees and expenses.................................              20,000.00                20,000.00
   NASD registration fee........................................               6,518.01                 6,518.01
   SEC registration fee.........................................               4,868.56                 4,868.56

Net proceeds
   Held in trust................................................          15,300,000.00            17,595,000.00
   Not held in trust............................................             570,000.00               705,000.00
                                                                      ------------------      -------------------
         Total net proceeds.....................................         $15,870,000.00           $18,300,000.00
                                                                      ==================      ===================

Use of net proceeds not held in trust
Payment of administrative fee to Chardan Ventures
     LLC ($7,500 per month  for two years)......................    $180,000       (31.6%)     $180,000     (25.5%)
Legal, accounting and other expenses attendant to
     the due diligence investigations, structuring and
     negotiation of a business combination................           150,000       (26.3%)      150,000     (21.3%)
Due diligence of prospective target businesses............            50,000        (8.8%)       50,000      (7.1%)
Legal and accounting fees relating to SEC reporting
     obligations..........................................            40,000        (7.0%)       40,000      (5.7%)
Working capital to cover miscellaneous expenses,
     D&O Insurance and reserves...........................           150,000       (26.3%)      285,000     (40.4%)
                                                              ---------------------------------------------------------
         Total............................................          $570,000      (100.0%)     $705,000    (100.00%)
                                                              =========================================================

         $15,300,000, or $17,595,000 if the underwriters' over-allotment option is exercised in full, of net proceeds will be placed in a trust fund maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

         The payment to Chardan Ventures LLC, an affiliate of Dr. Richard D. Propper, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in the San Diego, California metropolitan area, that the fee charged by Chardan Ventures is at least as favorable as we could have obtained from an unaffiliated person.

         We intend to use the excess working capital (approximately $150,000) for director and officer liability insurance premiums (approximately $__________), with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below.

         To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

         Kerry Propper, a member of our board of directors, has advanced to us $60,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal fees and expenses. The loan will be payable without interest on the earlier of December 29, 2004 or the consummation of this offering. The loan will be repaid out of the gross proceeds of this offering.

         The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be invested in general debt obligations of the United States Government or other high-quality, short-term interest-bearing investments so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

         We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

         Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Chardan Ventures the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finder's and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

         A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund.


                                    DILUTION

         The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

         At December 31, 2003, our net tangible book value was a deficiency of $12, or approximately $.00 per share of common stock. After giving effect to the sale of 3,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 599,700 shares of common stock which may be converted into cash) at December 31, 2003 would have been $12,836,530 or $4.07 per share, representing an immediate increase in net tangible book value of $4.07 per share to the existing stockholders and an immediate dilution of $1.93 per share or 32.17% to new investors not exercising their conversion rights.

         The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price..................................................                 $6.00
     Net tangible book value before this offering......................          .00
     Increase attributable to new investors............................         4.07
                                                                                ----
Pro forma net tangible book value after this offering..................                  4.07
                                                                                         ----
Dilution to new investors..............................................                  $1.93
                                                                                         =====

         Our pro forma net tangible book value after this offering has been reduced by approximately $3,058,470 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

         The following table sets forth information with respect to our existing stockholders and the new investors:

                                             SHARES PURCHASED               TOTAL CONSIDERATION            AVERAGE
                                             ----------------               -------------------             PRICE
                                          NUMBER        PERCENTAGE        AMOUNT         PERCENTAGE       PER SHARE
                                          ------        ----------        ------         ----------       ---------
Existing stockholders............            750,000       20.0%          $    25,000       0.1%            $0.03
New investors....................          3,000,000       80.0%          $18,000,000      99.9%            $6.00
                                           ---------       -----          -----------      -----
                                           3,750,000      100.0%          $18,025,000      100.0%
                                           =========      ======          ===========      ======

                                 CAPITALIZATION

         The following table sets forth our capitalization at December 31, 2003 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

                                                                            DECEMBER 31, 2003
                                                                            -----------------
                                                                                           AS
                                                                           ACTUAL       ADJUSTED
                                                                         -----------   -----------
Common stock, $.0001 par value, -0- and 599,700 shares which are
 subject to possible conversion, shares at conversion value ..........   $      --     $ 3,058,470
                                                                         ===========   ===========
Stockholders' equity:
  Preferred stock, $.0001 par value, 1,000,000 shares
   authorized; none issued or outstanding ............................   $      --     $      --
                                                                         ===========   ===========
  Common stock, $.0001 par value, 20,000,000 shares authorized;
   750,000 shares issued and outstanding; 3,150,300 shares
   issued and outstanding (excluding 599,700 shares subject to
   possible conversion), as adjusted .................................            75           315
   Additional paid-in capital ........................................        24,925    12,836,215
                                                                         -----------   -----------
         Total stockholders' equity: .................................   $    25,000   $12,836,530
                                                                         ===========   ===========
         Total capitalization ........................................   $    25,000   $15,895,000
                                                                         ===========   ===========

         If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for determination of stockholders entitled to vote on the business combination, inclusive of any interest thereon, divided by the number of shares sold in this offering.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         We were formed on December 5, 2003, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a company which has its primary operating facilities located in the PRC. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

         o    may significantly reduce the equity interest of our stockholders;

         o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

         o may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

         o default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

         o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

         o our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

         o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

         We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

         We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $870,000, including $540,000 evidencing the underwriters' non-accountable expense allowance of 3% of the gross proceeds, and underwriting discounts of approximately $1,260,000, will be approximately $15,870,000, or $18,300,000 if the underwriters' over-allotment option is exercised in full. Of this amount, $15,300,000, or $17,595,000 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $570,000, or $705,000 if the underwriters' over-allotment option is exercised in full, will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate $180,000 for the administrative fee payable to Chardan Ventures ($7,500 per month for two years), approximately $150,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $50,000 of expenses for the due diligence and investigation of a target business, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $150,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $___,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

         We are obligated, commencing on the date of this prospectus, to pay to Chardan Ventures, an affiliate of Dr. Richard D. Propper, a monthly fee of $7,500 for general and administrative services. In addition, on December 29, 2003, Kerry Propper advanced $60,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of December 29, 2004 or the consummation of this offering. The loan will be repaid out of the gross proceeds of this offering.

                                PROPOSED BUSINESS

INTRODUCTION

         We are a recently organized Delaware corporation known as a SPACTM which is a blank check company formed to serve as a vehicle for the acquisition of a target business in a specified industry. Our objective is to acquire an operating business that has its primary operating facilities located in China.

         Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC's political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

         o prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years with forecasted growth of 8% for 2004;

         o limited competition for acquisition opportunities and attractive valuations for target businesses within China;

         o increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity; and

         o favorable labor rates and efficient, low-cost manufacturing capabilities.

We also believe the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. Additionally, China's public equity markets are also not as well developed and active as the equity markets within the United States and are characterized by companies with relatively small market capitalizations and low trading volumes. The equity markets of China are also impacted by evolving regulatory, accounting and disclosure requirements. We believe that our ability to offer access to the United States public equity markets, as well as the capital we will have upon consummation of this offering, should enable us to acquire a target business with growth potential on favorable terms.

         We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

EFFECTING A BUSINESS COMBINATION

         General

         Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

         We have not identified a target business or target industry

         To date, we have not selected any target business or industry on which to concentrate our search for a business combination. Subject to the limitations that a target business has its primary operating facilities located in the PRC and has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

         Sources of target businesses

         We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers, directors and special advisor as well as their affiliates may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

         Selection of a target business and structuring of a business combination

         Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

         o    financial condition and results of operation;

         o    growth potential;

         o experience and skill of management and availability of additional personnel;

         o    capital requirements;

         o    competitive position;

         o    stage of development of the products, processes or services;

         o degree of current or potential market acceptance of the products, processes or services;

         o proprietary features and degree of intellectual property or other protection of the products, processes or services;

         o    regulatory environment of the industry; and

         o    costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

         The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

         Fair Market Value of Target Business

         The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

         Probable lack of business diversification

         While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

         o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

         o result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

         Limited ability to evaluate the target business' management

         Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business or that they will be familiar with their responsibilities under the United States securities laws.

         Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

         Opportunity for stockholder approval of business combination

         Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

         In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. We will proceed with the business combination only if public stockholders who own at least a majority of the shares of common stock sold in this offering vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

         Conversion rights

         At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on the business combination, divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $5.10, or $0.90 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

         Liquidation if no business combination

         If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust fund with respect to our warrants.

         If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $5.10, or $0.90 less than the per-unit offering price of $6.00. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.10, plus interest, due to claims of creditors. Dr. Richard D. Propper, our chairman of the board of directors, and Kerry Propper, our executive vice president and a member of our board of directors, have each agreed pursuant to an agreement with us and EarlyBirdCapital that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that Dr. Propper and Mr. Propper would be able to satisfy those obligations.

         If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

         Our public stockholders shall be entitled to receive funds from the trust fund only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund.

COMPETITION

         In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

         o our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

         o our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

         o our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

         If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business in the PRC and elsewhere. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

FACILITIES

         We maintain our executive offices at 777 South Highway 101, Suite 215, Solana Beach, California. The cost for this space is included in the $7,500 per-month fee Chardan Ventures charges us for general and administrative services pursuant to a letter agreement between us and Chardan Ventures. We believe, based on rents and fees for similar services in the San Diego, California metropolitan area, that the fee charged by Chardan Ventures is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

EMPLOYEES

         We have four executive officers, each of whom are members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Dr. Propper, our chairman of the board, and Jiangnan Huang, our chief executive officer, will each devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

         We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

         We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with United States GAAP, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States GAAP or that the potential target business will be able to reconcile its financial statements with United States GAAP. The financial statements of a potential target business will be required to be audited in accordance with United States generally accepted accounting standards. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, given the broad range of companies we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

         The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

                                               TERMS OF OUR OFFERING              TERMS UNDER A RULE 419 OFFERING
                                               ---------------------              -------------------------------
ESCROW OF OFFERING PROCEEDS......      $15,300,000 of the net offering        $14,580,000 of the offering proceeds
                                       proceeds will be deposited into a      would be required to be deposited into
                                       trust fund maintained by American      either an escrow account with an
                                       Stock Transfer & Trust Company.        insured depositary institution or in a
                                                                              separate bank account established by a
                                                                              broker-dealer in which the broker-dealer
                                                                              acts as trustee for persons having the
                                                                              beneficial interests in the account.

INVESTMENT OF NET PROCEEDS.......      Proceeds will be invested in U.S.      Proceeds could be invested only in
                                       government securities or other         specified securities such as a money
                                       high-quality, short term               market fund meeting conditions of the
                                       interest-bearing investments.          Investment Company Act of 1940 or in
                                                                              securities that are direct obligations of,
                                                                              or obligations guaranteed as to principal
                                                                              or interest by, the United States.

LIMITATION ON FAIR VALUE OR NET        The initial target business that we    We would be restricted from acquiring
ASSETS OF TARGET BUSINESS........      acquire must have a fair market        a target business unless the fair
                                       value equal to at least 80% of our     value of such business or net assets
                                       net assets at the time of such         to be acquired represent at least 80%
                                       acquisition.                           of the maximum offering proceeds.

TRADING OF SECURITIES ISSUED.....      The units may commence trading on or   No trading of the units or the
                                       promptly after the date of this        underlying common stock and  warrants
                                       prospectus. The common stock and       would be permitted until the
                                       warrants comprising the units will     completion of a business combination.
                                       begin to trade separately on the       During this period, the securities
                                       90th day after the date of this        would be held in the escrow or trust
                                       prospectus unless EarlyBirdCapital     account.
                                       informs us of its decision to allow
                                       earlier separate trading, provided
                                       we have filed with the SEC a Current
                                       Report on Form 8-K, which includes
                                       an audited balance sheet reflecting
                                       our receipt of the proceeds of this
                                       offering, including any proceeds we
                                       receive from the exercise of the
                                       over-allotment option, if such
                                       option is exercised prior to the
                                       filing of the Form 8-K.


                                                           35

                                               TERMS OF OUR OFFERING              TERMS UNDER A RULE 419 OFFERING
                                               ---------------------              -------------------------------
EXERCISE OF THE WARRANTS.........      The warrants cannot be exercised       The warrants could be exercised prior
                                       until the later of the completion of   to the completion of a business
                                       a business combination or one year     combination, but securities received
                                       from the date of this prospectus,      and cash paid in connection with the
                                       and, accordingly, will only be         exercise would be deposited in the
                                       exercised after the trust fund has     escrow or trust account.
                                       been terminated and distributed.

ELECTION TO REMAIN AN INVESTOR...      We will give our stockholders the      A prospectus containing information
                                       opportunity to vote on the business    required by the SEC would be sent to
                                       combination. In connection with        each investor. Each investor would be
                                       seeking stockholder approval, we       given the opportunity to notify the
                                       will send each stockholder a proxy     company, in writing, within a period
                                       statement containing information       of no less than 20 business days and
                                       required by the SEC. A stockholder     no more than 45 business days from the
                                       following the procedures described     effective date of the post-effective
                                       in this prospectus is given the        amendment, to decide whether he or she
                                       right to convert his or her shares     elects to remain a stockholder of the
                                       into his or her pro rata share of      company or require the return of his
                                       the trust fund. However, a             or her investment.  If the company has
                                       stockholder who does not follow        not received the notification by the
                                       these procedures or a stockholder      end of the 45th business day, funds
                                       who does not take any action would     and interest or dividends, if any,
                                       not be entitled to the return of any   held in the trust or escrow account
                                       funds.                                 would automatically be returned to the
                                                                              stockholder. Unless a sufficient number of
                                                                              investors elect to remain investors, all
                                                                              of the deposited funds in the escrow
                                                                              account must be returned to all investors
                                                                              and none of the securities will be issued.

BUSINESS COMBINATION DEADLINE....      A business combination must occur      If an acquisition has not been
                                       within 18 months after the             consummated within 18 months after the
                                       consummation of this offering or       effective date of the initial
                                       within 24 months after the             registration statement, funds held in
                                       consummation of this offering if a     the trust or escrow account would be
                                       letter of intent or definitive         returned to investors.
                                       agreement relating to a prospective
                                       business combination was entered
                                       into prior to the end of the
                                       18-month period.

RELEASE OF FUNDS.................      The proceeds held in the trust         The proceeds held in the escrow
                                       account will not be released until     account would not be released until
                                       the earlier of the completion of a     the earlier of the completion of a
                                       business combination or our            business combination or the failure to
                                       liquidation upon failure to effect a   effect a business combination within
                                       business combination within the        the allotted time.
                                       allotted time.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our current directors and executive officers are as follows:

         NAME                            AGE        POSITION
         ----                            ---        --------
         Dr. Richard D. Propper          57         Chairman of the Board of Directors
         Jiangnan Huang                  54         Chief Executive Officer and Director
         Zhang Li                        51         Chief Financial Officer and Director
         Kerry Propper                   29         Executive Vice President and Director
         Michael Urbach                  61         Director

         DR. RICHARD D. PROPPER has been our chairman of the board of directors since our inception. In June 2001, he formed Chardan Ventures, a venture capital management and financial strategic consulting firm based in Southern California, and has been its manager since its formation. During this time, Dr. Propper has been focused principally on building business relationships between Chinese and U.S. companies. From June 2002 to July 2003, Dr. Propper was chief executive officer and chairman of the board of Mera Pharmaceuticals, Inc., a public company that produces products from aquatic microorganisms. In 1984, he founded Montgomery Medical Ventures, an early stage venture capital firm, and was the managing general partner until July 1993. He then pursued private investment activities until he formed Chardan Ventures. Dr. Propper received a B.S. from McGill University and an M.D. from Stanford University. He also spent ten years on the faculty of Harvard medical school as a research fellow and an assistant professor in pediatrics. Dr. Propper is the father of Kerry Propper, our executive vice president.

         JIANGNAN HUANG has been our chief executive officer and a member of our board of directors since our inception. Mr. Huang has been a senior advisor to CITIC Securities, a Chinese broker dealer, with principal responsibility for its large international investment banking projects, since October 2003. He has held a number of other senior positions in Chinese financial companies, including his tenure as president of Hong Kong Southern Capital Financial Group and director and general manager of Hong Kong Southern Capital Securities Co., Ltd. from July 2000 to October 2002. From October 1997 until July 2000, he also served in a number of capacities with China Everbright Securities Co., Ltd. (Hong Kong), including a role as chief investment officer of the China Everbright Growth Fund. Mr. Huang received an MBA from the China Social Sciences University in 1981, where he engaged in advanced study at The Regional Economic Research & Development Center at the United Nations.

         ZHANG LI has been our chief financial officer and a member of our board of directors since our inception. Since September 2001, Mr. Li has been a principal and president of Pacific Asia Ventures, LLC, a company that provides strategic consulting services for Chinese-U.S. business relationships. Since September 2002, he has been an advisor to Mera Pharmaceuticals,

Inc. Mr. Li has also been an advisor for Parentech, Inc., a company that produces products that enhance the development and well-being of infants, since December 2002. From January 1994 until September 2001, Mr. Li served as chairman of Sino-American Investment, Inc., an investment consulting firm. Mr. Li has two decades of experience in establishing commercial and financial relationships between Chinese companies, government agencies and Western investors. Among his other affiliations during that time, he was chairman of Sino-American Power, Ltd., an organization formed for the purpose of building electric power generating plants in China, from 1994 through 1996. Mr. Li received a B.A. from the Shenyang Teacher's University in the PRC.

         KERRY PROPPER has been our executive vice president and a member of our board of directors since our inception. Mr. Propper has been the owner and chief executive officer of The Gramercy Group LLC, a New York based broker/dealer, since July 2003. From February 1999 to July 2003, Mr. Propper was a founder, owner and managing director of Windsor Capital Advisors, a full service brokerage firm also based in New York. Mr. Propper also founded The Private Capital Group LLC, a small private investment firm specializing in hard money loans and convertible preferred debt/ equity offerings for small public companies, in May 2000 and was affiliated with it until December 2003. From July 1997 until February 1999, Mr. Propper served as a senior trader of Aegis Capital Corp., a broker dealer and member firm of the NASD. Mr. Propper received his B.A. (with honors) in Economics and International Studies from Colby College and studied at the London School of Economics. Kerry Propper is Dr. Propper's son.

         MICHAEL URBACH has been a member of our board of directors since our inception. From March 1999 until December 2003, Mr. Urbach served as senior vice president and chief financial officer for the New York Power Authority. From January 1995 until April 1999, Mr. Urbach served as commissioner of the New York State Department of Taxation and Finance. Prior to entering public service, Mr. Urbach had thirty years experience as partner in Urbach, Kahn & Werlin, PC, a public accounting firm. Mr. Urbach received a B.S. from Russell Sage College and is a CPA in New York State.

         Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Michael Urbach, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Kerry Propper and Zhang Li, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Dr. Propper and Jiangnan Huang, will expire at the third annual meeting.

         These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of a public company that executed a business plan similar to our business plan. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

EXECUTIVE COMPENSATION

         No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Chardan Ventures, an affiliate of Dr. Richard D. Propper, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. Other than this $7,500 per-month fee, no compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

CONFLICTS OF INTEREST

         Potential investors should be aware of the following potential conflicts of interest:

         o None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

         o In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

         o Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

         o Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

         In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

         o    the corporation could financially undertake the opportunity;

         o    the opportunity is within the corporation's line of business; and

         o it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

         Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

         In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us.

         In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.

         To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding the beneficial ownership of our common stock as of January 16, 2004, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

         o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

         o    each of our officers and directors; and

         o    all our officers and directors as a group.

         Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                                                        APPROXIMATE PERCENTAGE
                                                                                     OF OUTSTANDING COMMON STOCK
                                                                                     ---------------------------
                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                          OWNERSHIP        BEFORE OFFERING    AFTER OFFERING
---------------------------------------                          ---------        ---------------    --------------
Dr. Richard D. Propper                                            209,250              27.9%              5.6%
Kerry Propper                                                     151,750              20.2%              4.0%
Jiangnan Huang                                                    115,000              15.3%              3.1%
Zhang Li                                                          115,000              15.3%              3.1%
Michael Urbach                                                      5,000                *                 *
Dan Beharry(2)                                                     71,500               9.5%              1.9%
Steven Urbach(3)                                                   62,500               8.3%              1.7%
All directors and executive officers as a group (5                596,000              79.5%              15.9
individuals)

-----------------------------------
*    Less than 1%.

(1) Unless otherwise indicated, the business address of each of the following is 777 South Highway 101, Suite 215, Solana Beach, California 92075.

(2) Mr. Beharry's business address is 2044 Main Street, Glastonbury, Connecticut 06033.

(3) Steven Urbach's business address is c/o The Gramercy Group LLC, 872 Lexington Avenue, 2nd Floor, New York, New York 10021. Steven Urbach is Michael Urbach's son.

         Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

         All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

         o    three years following the date of this prospectus;

         o    our liquidation; or

         o the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

         Dr. Richard D. Propper has agreed with EarlyBirdCapital that after this offering is completed and within the first forty trading days after separate trading of the warrants has commenced, he or certain of his affiliates or designees will collectively purchase up to 1,000,000 warrants in the public marketplace at prices not to exceed $0.65 per warrant. He has further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until after we have completed a business combination with a target business that has its primary operating facilities located in the PRC. The warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable. In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination and are ultimately forced to liquidate.

         Dr. Richard D. Propper, Kerry Propper, Jiangnan Huang and Zhang Li may be deemed to be our "parents" and "promoters," as these terms are defined under the Federal securities laws.

                              CERTAIN TRANSACTIONS

         Prior to the date of this prospectus, we issued 750,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.033 per share, as follows:

NAME                          NUMBER OF SHARES                      RELATIONSHIP TO US
----                          ----------------                      ------------------
Dr. Richard D. Propper             209,250              Chairman of the Board of Directors
Kerry Propper                      151,750              Executive Vice President and Director
Jiangnan Huang                     115,000              Chief Executive Officer and Director
Zhang Li                           115,000              Chief Financial Officer and Director
Dan Beharry                         71,500              5% Stockholder
Steven Urbach                       62,500              5% Stockholder
Anthony D. Errico Jr.               20,000              Stockholder
Michael Urbach                       5,000              Director

         The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

         Chardan Ventures, an affiliate of Dr. Richard D. Propper, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Chardan Ventures $7,500 per month for these services.

         Kerry Propper has advanced $60,000 to us as of the date of this prospectus to cover expenses related to this offering. The loan will be payable without interest on the earlier of December 29, 2004 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering.

         We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

         Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

         All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction.


                            DESCRIPTION OF SECURITIES

GENERAL

         We are authorized to issue 20,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 750,000 shares of common stock are outstanding, held by seven recordholders. No shares of preferred stock are currently outstanding.

UNITS

         Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

COMMON STOCK

         Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our outstanding common stock. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

         We will proceed with a business combination only if the public stockholders who own at least a majority of the shares of common stock sold in this offering vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise conversion rights discussed below.

         Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

         If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

         Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

PREFERRED STOCK

         Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

WARRANTS

         No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

         o    the completion of a business combination; or

         o    one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

         We may call the warrants for redemption with EarlyBirdCapital's prior consent,

         o    in whole and not in part,

         o at a price of $.01 per warrant at any time after the warrants become exercisable,

         o upon not less than 30 days' prior written notice of redemption to each warrantholder, and

         o if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders.

         The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

         The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

         The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

         No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

         No fractional shares will be issued upon exercise of the warrants. However, we will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

DIVIDENDS

         We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

OUR TRANSFER AGENT AND WARRANT AGENT

         The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

SHARES ELIGIBLE FOR FUTURE SALE

         Immediately after this offering, we will have 3,750,000 shares of common stock outstanding, or 4,200,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 3,000,000 shares sold in this offering, or 3,450,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 750,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to December 5, 2004. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions.

         Rule 144

         In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

         o 1% of the number of shares of common stock then outstanding, which will equal 37,500 shares immediately after this offering (or 42,000 if the underwriters' exercise their over-allotment option); and

         o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

         Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

         Rule 144(k)

         Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

         SEC Position on Rule 144 Sales

         The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

         Registration Rights

         The holders of our 750,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.


                                  UNDERWRITING

         In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

UNDERWRITERS                                                            NUMBER OF UNITS
------------                                                            ---------------
EarlyBirdCapital, Inc................................................






         Total.......................................................       3,000,000
                                                                            =========

         A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

STATE BLUE SKY INFORMATION

         We will offer and sell the units to retail customers only in Delaware, the District of Columbia, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective. We also believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states based upon the registration of the units, common stock and warrants in those states or the availability of an applicable exemption from the state's registration requirements:

         o immediately in Alabama, Colorado, Delaware, the District of Columbia, Florida, Georgia, Illinois, Kentucky, Maryland, New York, Pennsylvania, Rhode Island and Wisconsin;

         o commencing 90 days from the date of this prospectus in Iowa, Maine, Missouri, Nevada, New Mexico; and

         o commencing 180 days from the date of this prospectus in Massachusetts.

         Additionally, the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in certain states based on exemptions from such states' registration requirements as a result of the National Securities Markets Improvement Act of 1996. The National Securities Markets Improvement Act exempts from state registration requirements certain secondary market trading transactions for issuers that file periodic and annual reports under the Securities Exchange Act of 1934. However, under the act, the states are able to continue to require notice filings and collect fees with regard to these transactions. As of the date of this prospectus, we have not determined which states we will submit the required notice filing and applicable fee to in order to take advantage of this exemption.

         We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market. If you are not an institutional investor, you may purchase our securities in this offering or in any subsequent trading market which may develop, only in the jurisdictions described above. Institutional investors in every state except in Idaho and South Dakota may purchase the units in this offering and in the secondary market pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

PRICING OF SECURITIES

         We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $____ per unit to other dealers. After consummation of this offering, the offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the representative.

         Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

         o the history and prospects of companies whose principal business is the acquisition of other companies;

         o    prior offerings of those companies;

         o our prospects for acquiring an operating business at attractive values;

         o    our capital structure;

         o an assessment of our management and their experience in identifying operating companies in the PRC;

         o general conditions of the securities markets at the time of the offering; and

         o    other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

OVER-ALLOTMENT OPTION

         We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 450,000 additional units for the sole purpose of covering over-allotments, if any. The over- allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

COMMISSIONS AND DISCOUNTS

         The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

                                                      PER UNIT              WITHOUT OPTION          WITH OPTION
                                                      --------              --------------          -----------
Public offering price...................               $6.00                 $18,000,000             $20,700,000
Discount................................               $0.42                  $1,260,000              $1,449,000


                                       51

Non Accountable Expense Allowance.......               $0.18                    $540,000                $621,000
Proceeds before expenses(1).............               $5.40                 $16,200,000             $18,630,000

-----------
(1)  The offering expenses are estimated at $330,000.

PURCHASE OPTION

         We have agreed to sell to the representative, for $100, an option to purchase up to a total of 300,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $6.60 per unit commencing on the later of the consummation of a business combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

WARRANT SOLICITATION FEE

         We have engaged EarlyBirdCapital, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

         o the market price of the underlying shares of common stock is lower than the exercise price;

         o the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

         o    the warrants are held in a discretionary account;

         o    the warrants are exercised in an unsolicited transaction; or

         o the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

REGULATORY RESTRICTIONS ON PURCHASE OF SECURITIES

         Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

         o Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum.

         o Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

         o Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

         Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

         Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

OTHER TERMS

         We have granted the representative the right to have its designee present at all meetings of our board of directors for a period of five years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. The representative has not named a designee as of the date of this prospectus.

         Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

         All of our existing stockholders have agreed that, until November 24, 2006, they will not negotiate with or engage any investment banking firm or underwriter other than EarlyBirdCapital with respect to any public financing for any company with a business plan similar to ours with which they are affiliated.

INDEMNIFICATION

         We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.


                                  LEGAL MATTERS

         The validity of the securities offered in this prospectus are being passed upon for us by Graubard Miller, New York, New York. Davis & Gilbert LLP, New York, New York, is acting as counsel for the underwriters in this offering.


                                     EXPERTS

         The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                                                 CHARDAN CHINA ACQUISITION CORP.
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                          INDEX TO FINANCIAL STATEMENTS


Independent Auditor's Report                                            F-2

Financial statements
    Balance sheet                                                       F-3
    Statement of stockholders' equity                                   F-4
    Statement of cash flows                                             F-5

Notes to financial statements                                     F-6 - F-9

                          Independent Auditor's Report

To the Board of Directors
Chardan China Acquisition Corp.


We have audited the accompanying balance sheet of Chardan China Acquisition Corp. (a corporation in the development stage) as of December 31, 2003, and the related statements of stockholders' equity and cash flows for the period from December 5, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chardan China Acquisition Corp. as of December 31, 2003, and the changes in its statements of stockholders' equity and cash flows for the period from December 5, 2003 (inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.



Goldstein Golub Kessler LLP
New York, New York

January 12, 2004

                                                 CHARDAN CHINA ACQUISITION CORP.
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)


                                                                   BALANCE SHEET

================================================================================

December 31,                                                               2003
--------------------------------------------------------------------------------
ASSETS

CURRENT ASSET - CASH                                                     $59,988
--------------------------------------------------------------------------------

DEFERRED OFFERING COSTS                                                   25,012
--------------------------------------------------------------------------------

TOTAL ASSETS                                                             $85,000
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

NOTE PAYABLE, stockholder                                                $60,000
--------------------------------------------------------------------------------

COMMITMENT

STOCKHOLDERS' EQUITY
     Preferred stock, $.0001 par value
         Authorized 1,000,000 shares; none issued
     Common stock, $.0001 par value
         Authorized 20,000,000 shares
         Issued and outstanding 750,000 shares                                75
     Additional paid-in capital                                           24,925
--------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                                25,000
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $85,000
================================================================================

                                 See accompanying notes to financial statements.

                                                 CHARDAN CHINA ACQUISITION CORP.
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                               STATEMENT OF STOCKHOLDERS' EQUITY
                             FOR THE PERIOD FROM DECEMBER 5, 2003 (INCEPTION) TO
                                                               DECEMBER 31, 2003

================================================================================

                                                                          Common Stock
                                                                    ------------ ------------
                                                                                                 Addition       Stockholders'
                                                                      Shares       Amount     paid-in capital       Equity
                                                                    ------------------------------------------------------------
Common shares issued December 5, 2003 at $.0001 per share             598,250    $        60                    $         60
Common shares issued December 5, 2003 at $.1644 per share             151,750             15  $        24,925         24,940
                                                                    ------------------------------------------------------------
Balance at December 31, 2003                                          750,000    $        75  $        24,925   $     25,000
                                                                    ============================================================

                                 See accompanying notes to financial statements.

                                                 CHARDAN CHINA ACQUISITION CORP.
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                         STATEMENT OF CASH FLOWS

================================================================================

December 5, 2003 (inception) to December 31,                                2003
--------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from note payable, stockholder                            $ 60,000
     Proceeds from sale of shares of common stock                         25,000
     Payment of costs of the proposed public offering                    (25,012)
--------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                 59,988

CASH AT BEGINNING OF PERIOD                                                 --
--------------------------------------------------------------------------------

CASH AT END OF PERIOD                                                   $ 59,998
================================================================================

                                 See accompanying notes to financial statements.

                                                 CHARDAN CHINA ACQUISITION CORP.
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

1.   ORGANIZATION            Chardan China Acquisition Corp. ("Company") was
     AND                     incorporated in Delaware on December 5, 2003 as a
     BUSINESS                blank check company whose objective is to acquire
     OPERATIONS              an operating business that has its primary
                             operating facilities located in the People's
                             Republic of China.

                             At December 31, 2003, the Company had not yet commenced any operations and, accordingly, a statement of operations has not been presented. All activity through December 31, 2003 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31, as its fiscal year-end.

                             The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business that has its primary operating facilities located in the People's Republic of China ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account ("Trust Fund") and invested in government securities until the earlier of (i) the consummation of its first Business Combination or
                             (ii) liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Proposed Offering, vote against the Business

                                                 CHARDAN CHINA ACQUISITION CORP.
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                             Combination, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 750,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of the Company's first Business Combination, all of these voting safeguards will no longer be applicable.

                             With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders.

                             The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

                                                 CHARDAN CHINA ACQUISITION CORP.
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

2.      PROPOSED             The Proposed Offering calls for the Company to
        PUBLIC OFFERING      offer for public sale up to 3,000,000 units
                             ("Units"). Each Unit consists of one share of the Company's common stock, $.0001 par value, and two
                             Redeemable Common Stock Purchase Warrants
                             ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to date on which notice of redemption is given.

3.   DEFERRED OFFERING       Deferred offering costs consist principally of
     COSTS                   legal and underwriting fees incurred through the
                             balance sheet date that are related to the proposed offering and that will be charged to capital upon the receipt of the capital raised.

4.   NOTES PAYABLE,          The Company issued a $60,000 unsecured promissory
     STOCKHOLDERS            note to one stockholder on December 29, 2003. The
                             note is non-interest bearing and is payable on the earlier of December 29, 2004 or the consummation of the Company's initial public offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

5.   COMMITMENT              The Company presently occupies office space
                             provided by an affiliate of an Initial Stockholder.
                             Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed
                             Offering.

6.   PREFERRED STOCK         The Company is authorized to issue 1,000,000 shares
                             of preferred

                                                 CHARDAN CHINA ACQUISITION CORP.
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                             stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

================================================================================

         Until _______________, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary............................................................1
Summary Financial Data........................................................8
Risk Factors..................................................................9
Use of Proceeds..............................................................21
Dilution.....................................................................23
Capitalization...............................................................24
Management's Discussion and Analysis
of Financial Condition and Results of Operations.............................25
Proposed Business............................................................27
Management...................................................................37
Principal Stockholders.......................................................41
Certain Transactions.........................................................43
Description Of Securities....................................................44
Underwriting.................................................................49
Legal Matters................................................................54
Experts......................................................................54
Where You Can Find Additional Information....................................54
Index to Financial Statements...............................................F-1

                                   $18,000,000

                         CHARDAN CHINA ACQUISITION CORP.

                                 3,000,000 UNITS

                                   PROSPECTUS

                             EARLYBIRDCAPITAL, INC.

                               __________ __, 2004

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative's non-accountable expense allowance) will be as follows:

         SEC Registration Fee.................................................. $    4,868.56
         NASD filing fee.......................................................      6,518.01
         Printing and engraving expenses.......................................     25,000.00
         Accounting fees and expenses..........................................     20,000.00
         Legal fees and expenses (including blue sky services and expenses)....    230,000.00
         Miscellaneous.........................................................     43,613.43
                                                                                -------------

                      Total.................................................... $  330,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

         "Section 145. Indemnification of officers, directors, employees and agents; insurance.

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Paragraph B of Article Eighth of our certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

         Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

              Stockholders                           Number of Shares
              ------------                           ----------------
              Dr. Richard D. Propper                      209,250

              Kerry Propper                               151,750

              Jiangnan Huang                              115,000

              Zhang Li                                    115,000

              Dan Beharry                                 71,500

              Steven Urbach                               62,500

              Anthony D. Errico Jr.                       20,000

              Michael Urbach                               5,000

         Such shares were issued in December 2003 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals above were sold at an average purchase price of approximately $0.033 per share.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following exhibits are filed as part of this Registration
Statement:

    Exhibit No.      Description
    -----------      -----------
         1.1         Form of Underwriting Agreement.

         1.2         Form of Selected Dealers Agreement.


                                II-4

         3.1         Certificate of Incorporation.

         3.2         By-laws.

         4.1         Specimen Unit Certificate.

         4.2         Specimen Common Stock Certificate.

         4.3         Specimen Warrant Certificate.

         4.4 Form of Unit Purchase Option to be granted to Representative.

         4.5         Form of Warrant Agreement between American Stock Transfer &
                     Trust Company and the Registrant.

         5.1         Opinion of Graubard Miller.

         10.1        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Dr. Richard D. Propper.

         10.2        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Kerry Jiangnan Huang.

         10.3        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Zhang Li.

         10.4        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Kerry Propper.

         10.5        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Michael Urbach.

         10.6        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Dan Beharry.

         10.7        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Steven Urbach.

         10.8        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Anthony D. Errico Jr.

         10.9        Form of Investment Management Trust Agreement between
                     American Stock Transfer & Trust Company and the Registrant.

         10.10       Form of Stock Escrow Agreement between the Registrant,
                     American Stock Transfer & Trust Company and the Initial
                     Stockholders.

         10.11       Form of Letter Agreement between Chardan Ventures LLC and
                     Registrant regarding administrative support.

         10.12 Promissory Note, dated December 29, 2003, in the principal amount of $60,000


                                      II-5

                     issued to Kerry Propper.

         10.13 Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

         10.14       Warrant Purchase Agreement among Dr. Richard D. Propper and
                     EarlyBirdCapital, Inc.

         23.1        Consent of Goldstein Golub Kessler, LLP.

         23.2        Consent of Graubard Miller (included in Exhibit 5.1).

         24 Power of Attorney (included on signature page of this Registration Statement).

ITEM 17. UNDERTAKINGS.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)   The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on the 16th day of January, 2004.

                                       CHARDAN CHINA ACQUISITION CORP.



                                       By:  /s/ Dr. Richard D. Propper
                                            -----------------------------------
                                            Dr. Richard D. Propper
                                            Chairman of the Board
                                            (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Richard D. Propper and Kerry Propper his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                            Position                           Date
----                                            --------                           ----
/s/ Dr. Richard D. Propper         Chairman of the Board (Principal           January 16, 2004
--------------------------         executive officer)
Dr. Richard D. Propper


/s/ Jiangnan Huang                 Chief Executive Officer and Director       January 16, 2004
------------------
Jiangnan Huang


/s/ Zhang Li                       Chief Financial Officer (Principal         January 16, 2004
------------                       financial and accounting officer) and
Zhang Li                           Director


/s/ Kerry Propper                  Executive Vice President and Director      January 16, 2004
-----------------
Kerry Propper


/s/ Michael Urbach                 Director                                   January 16, 2004
------------------
Michael Urbach

                  EXHIBIT INDEX

    Exhibit No.      Description
    -----------      -----------
         1.1         Form of Underwriting Agreement.

         1.2         Form of Selected Dealers Agreement.

         3.1         Certificate of Incorporation.

         3.2         By-laws.

         4.1         Specimen Unit Certificate.

         4.2         Specimen Common Stock Certificate.

         4.3         Specimen Warrant Certificate.

         4.4 Form of Unit Purchase Option to be granted to Representative.

         4.5         Form of Warrant Agreement between American Stock Transfer &
                     Trust Company and the Registrant.

         5.1         Opinion of Graubard Miller.

         10.1        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Dr. Richard D. Propper.

         10.2        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Kerry Jiangnan Huang.

         10.3        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Zhang Li.

         10.4        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Kerry Propper.

         10.5        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Michael Urbach.

         10.6        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Dan Beharry.

         10.7        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Steven Urbach.

         10.8        Letter Agreement among the Registrant, EarlyBirdCapital,
                     Inc. and Anthony D. Errico Jr.

         10.9        Form of Investment Management Trust Agreement between
                     American Stock Transfer & Trust Company and the Registrant.

         10.10       Form of Stock Escrow Agreement between the Registrant,
                     American Stock Transfer & Trust Company and the Initial
                     Stockholders.

         10.11       Form of Letter Agreement between Chardan Ventures LLC and
                     Registrant regarding administrative support.

         10.12 Promissory Note, dated December 29, 2003, in the principal amount of $60,000 issued to Kerry Propper.

         10.13 Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

         10.14       Warrant Purchase Agreement among Dr. Richard D. Propper and
                     EarlyBirdCapital, Inc.

         23.1        Consent of Goldstein Golub Kessler, LLP.

         23.2        Consent of Graubard Miller (included in Exhibit 5.1).

         24 Power of Attorney (included on signature page of this Registration Statement).
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